                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 2, 2001

                                LIGHTBRIDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                    000-21319                  04-3065140
        --------                    ---------                  ----------
(State or other jurisdic-          (Commission                (IRS Employer
 tion of incorporation)           File Number)           Identification Number)


            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (781) 359-4000


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On October 2, 2001, Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), commented on its third quarter 2001 financial outlook. Lightbridge reported that it anticipates third quarter 2001 revenues to fall short of previous expectations, due primarily to a decline in software sales. The Company expects to report third quarter 2001 revenues in the range of approximately $38.8 million to $39.5 million, with diluted earnings per share in the range of $0.08 to $.10 range.

         A copy of the press release issued by Lightbridge on October 2, 2001, which commented on the third quarter financial outlook, is included as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         99.1 Press Release dated October 2, 2001, entitled "Lightbridge Comments on Third Quarter Financial Outlook"

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LIGHTBRIDGE, INC.


                             BY: /s/ HARLAN PLUMLEY
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                                 HARLAN PLUMLEY
                                 VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                                 CHIEF FINANCIAL OFFICER AND TREASURER

October 4, 2001